                                Exhibit 21.1

RigNet, Inc. Subsidiaries Entity Name

1.Automation Communications Engineering Corp.

2.Safety Controls, Inc.

3.Cyphre Security Solutions LLC

4.Intelie Solucoes em Informatica S.A.

5.Intelie Technology LLC

6.RigNet Mozambique Limitada

7.RigNet Ghana Limited

8.RigNet UK (Ghana Branch)

9.RigNet UK Ltd (South Africa Branch)

10.RigNet SatCom, Inc.

11.LandTel, Inc.
12.LandTel Communications, L.L.C.
13.ComPetro Communications Holdings LLC
14.ComPetro Communications LLC
15.RigNet Luxembourg Holdings S.ár.l.
16.RigNet Global Holdings S.ár.l.
17.RigNet AS (formerly known as RigNet E.H. Holding Company AS)
18.RigNet UK Holdings Limited
19.RigNet UK Limited
20.NesscoInvsat Limited
21.RigNet Pte Ltd
22.RigNet Sdn. Bhd.
23.RigNet Australia Pty Ltd
24.RigNet Qatar W.L.L.
25.ComPetro Comunicações Holdings do Brasil Ltda
26.RigNet Serviços de Telecomunicações Brasil Ltda.
27.RigNet Middle East LLC
28.RigNet (CA), Inc.
29.RigNet BRN SDN BHD
30.Shabakat Rafedain Al Iraq Al Jadeed for Trade in Communication Equipment and Devices LLC
31.RigNet Company for Communication Services Ltd
32.RNET Properties LLC
33.RigNet Newco, Inc.
34.RigNet Holdings, LLC
35.RigNet EIS, Inc.
36.RigNet Middle East – FZE 37.RigNet Middle East (Oman) 38.RigNet, Inc. Limited Liability One Person Company (Saudi Arabia) 39.RigNet Inc. (Abu Dhabi branch)
40.RigNet AP Facilities & Services Limited (NGA)
41.RigNet Angola, LDA

                                Exhibit 21.1

42.Munaicom LLP
43.RigNet Mobile Solutions Limited
44.RigNet de Mexico S. de R.L.de C.V.
45.RNSAT Services de Mexico S. de R.L.de C.V.
46.Orgtec, S. de R.L.de C.V.
47.RigNet Russia, LLC

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